Exhibit 99.1

News Release
Contacts:	Quintana Energy Services
Keefer M. Lehner, EVP & CFO
832-518-4094
IR@qesinc.com
Dennard Lascar Investor Relations
Ken Dennard / Natalie Hairston
(713) 529-6600
QES@dennardlascar.com

QUINTANA ENERGY SERVICES ANNOUNCES SHELF REGISTRATION

HOUSTON, TX – December 26, 2018 – Quintana Energy Services Inc. (NYSE: QES) (“QES” or the “Company”) today announced that, pursuant to its contractual obligations under the Registration Rights Agreement, dated February 13, 2018, by and among the Company and certain of its stockholders, the Company filed a selling stockholder shelf registration statement on Form S-1 with the Securities and Exchange Commission (the “SEC”) on December 21, 2018.

The shelf registration statement has been filed with the SEC but has not yet become effective. This news release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any such offer, solicitation or sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. A copy of the shelf registration statement and subsequently filed prospectus may be obtained from the SEC’s website at www.sec.gov under “Quintana Energy Services.”

About Quintana Energy Services

QES is a growth-oriented provider of diversified oilfield services to leading onshore oil and natural gas exploration and production companies operating in both conventional and unconventional plays in all active major basins throughout the U.S. QES’s primary services include: directional drilling, pressure pumping, pressure control and wireline services. The Company offers a complementary suite of products and services to a broad customer base that is supported by in-house manufacturing, repair and maintenance capabilities.

Forward-Looking Statements and Cautionary Statements

This news release contains certain statements and information that may constitute “forward-looking statements.” All statements, other than statements of historical fact, which address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements. The words “anticipate,” “believe,” “expect,” “plan,” “forecasts,” “will,” “could,” “may,” and similar expressions that convey the uncertainty of future events or outcomes, and the negative thereof, are intended to identify forward-looking statements. Forward-looking statements, which are not generally historical in nature, include those that express a belief, expectation or intention regarding our future activities, plans and goals. Forward-looking statements are not assurances of future performance and actual results could differ materially from our historical experience and our present expectations or projections. Our forward-looking statements involve significant risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. Known material factors that could cause actual results to differ materially from those in the forward-looking statements are listed in our filings with the SEC. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise, except as required by law.

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